UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Tonix Pharmaceuticals Holding Corp.

(Exact name of registrant as specified in its charter)

Nevada	26-1434750
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

509 Madison Avenue, Suite 306

New York, New York 10022

(Address of principal executive offices)  (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act.

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this Form relates:  333-188547

Item 1.	Description of The Company’s Securities to be Registered

The securities to be registered hereby are the shares of common stock, par value $0.001 per share, of Tonix Pharmaceuticals Holding Corp. (the “Registrant”). The description of the common stock to be registered hereunder is contained in the section entitled “Description of Capital Stock” of the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-188547), as filed with the Securities and Exchange Commission on May 10, 2013, as amended (the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such description and that is subsequently filed is also incorporated by reference herein.

Item 2.	Exhibits

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 23, 2013	TONIX PHARMACEUTICALS HOLDING CORP.

	By:	/s/ SETH LEDERMAN
Seth Lederman
Chief Executive Officer